AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FOURTH QUARTER 2015

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2014 and December 31, 2013 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•
During the second quarter of 2015, AXIS Capital Holdings Limited (the "Company") early adopted the Accounting Standard Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis” issued by the Financial Accounting Standards Board. The adoption of this amended accounting guidance resulted in the Company concluding that it is no longer required to consolidate the results of operations and the financial position of AXIS Ventures Reinsurance Limited (“Ventures Re”), a Bermuda domiciled insurer. The Company adopted this revised accounting guidance using the modified retrospective approach and ceased to consolidate Ventures Re effective as of January 1, 2015. The first quarter 2015 results have been adjusted to reflect the adoption of this guidance throughout this document. There was no impact from the adoption of ASU 2015-02 on the Company’s cumulative retained earnings.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the occurrence and magnitude of natural and man-made disasters,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values, and

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers in emerging markets. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.

Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

Motor: provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

Other: includes aviation, marine and personal accident reinsurance.

The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended December 31,				Year ended December 31,
		2015	2014	Change		2015	2014	Change

HIGHLIGHTS	Gross premiums written	$799,802	$762,040	5.0%		$4,603,730	$4,711,519	(2.3%)
	Gross premiums written - Insurance	76.6%	81.9%	(5.3)	pts	56.1%	53.8%	2.3	pts
	Gross premiums written - Reinsurance	23.4%	18.1%	5.3	pts	43.9%	46.2%	(2.3)	pts
	Net premiums written	$595,358	$555,017	7.3%		$3,674,666	$3,906,975	(5.9%)
	Net premiums earned	$921,812	$958,517	(3.8%)		$3,686,417	$3,870,999	(4.8%)
	Net premiums earned - Insurance	49.2%	48.2%	1.0	pts	48.8%	47.3%	1.5	pts
	Net premiums earned - Reinsurance	50.8%	51.8%	(1.0)	pts	51.2%	52.7%	(1.5)	pts
	Net income available to common shareholders	$134,787	$163,663	(17.6%)		$601,562	$770,657	(21.9%)
	Operating income [a]	119,829	120,292	(0.4%)		400,515	562,875	(28.8%)
	Reserve for losses and loss expenses	9,646,285	9,596,797	0.5%		9,646,285	9,596,797	0.5%
	Total shareholders’ equity attributable to AXIS Capital	5,866,882	5,821,121	0.8%		5,866,882	5,821,121	0.8%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$1.40	$1.63	(14.1%)		$6.10	$7.38	(17.3%)
	Diluted earnings per common share	$1.39	$1.60	(13.1%)		$6.04	$7.29	(17.1%)
	Operating income per common share - diluted [b]	$1.23	$1.18	4.2%		$4.02	$5.32	(24.4%)
	Weighted average common shares outstanding	96,072	100,468	(4.4%)		98,609	104,368	(5.5%)
	Diluted weighted average common shares outstanding	97,148	102,038	(4.8%)		99,629	105,713	(5.8%)
	Book value per common share [c]	$55.32	$52.23	5.9%		$55.32	$52.23	5.9%
	Diluted book value per common share (treasury stock method) [c]	$54.08	$50.63	6.8%		$54.08	$50.63	6.8%
	Diluted tangible book value per common share (treasury stock method) [a][c]	$53.18	$49.76	6.9%		$53.18	$49.76	6.9%
	Accumulated dividends declared per common share	$10.20	$8.98	13.6%		$10.20	$8.98	13.6%

FINANCIAL RATIOS	ROACE [d]	10.3%	12.6%	(2.3)	pts	11.5%	14.8%	(3.3)	pts
	Operating ROACE [e]	9.2%	9.3%	(0.1)	pts	7.7%	10.8%	(3.1)	pts
	Net loss and loss expense ratio	56.8%	54.7%	2.1	pts	59.0%	56.5%	2.5	pts
	Acquisition cost ratio	19.6%	19.5%	0.1	pts	19.5%	19.0%	0.5	pts
	General and administrative expense ratio	15.2%	17.3%	(2.1)	pts	16.2%	16.1%	0.1	pts
	Combined ratio	91.6%	91.5%	0.1	pts	94.7%	91.6%	3.1	pts

INVESTMENT DATA	Total assets	$19,981,891	$19,955,736	0.1%		$19,981,891	$19,955,736	0.1%
	Total cash and invested assets [f]	14,640,788	14,874,737	(1.6%)		14,640,788	14,874,737	(1.6%)
	Net investment income	79,000	78,595	0.5%		305,336	342,766	(10.9%)
	Net realized investment gains (losses)	(14,872)	10,779	nm		(138,491)	132,108	nm
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [g]	(0.1%)	0.1%	(0.2)	pts	0.2%	2.0%	(1.8)	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [g]	—%	0.4%	(0.4)	pts	0.9%	2.8%	(1.9)	pts
	Return on other investments [h]	0.3%	1.2%	(0.9)	pts	2.3%	5.8%	(3.5)	pts
	Book yield of fixed maturities	2.5%	2.5%	—	pts	2.5%	2.5%	—	pts

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 26 for reconciliation of operating income to net income available to common shareholders and page 27 for diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by weighted average common shares and share equivalents.

[c]
Calculation at December 31, 2015 includes 1,358,380 additional shares delivered to the Company in January 2016 under the Company's Accelerated Share Repurchase ("ASR") agreement. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

[d]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[e]
Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[f]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[g]	In calculating total return, we include net investment income, net realized investment gains (losses) and the change in unrealized gains (losses) generated by our average cash and investment balances.

[h]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013
UNDERWRITING REVENUES
Gross premiums written	$799,802	$936,583	$1,188,413	$1,678,932	$762,040	$825,957
Premiums ceded	(204,444)	(259,366)	(241,869)	(223,386)	(207,023)	(177,992)
Net premiums written	595,358	677,217	946,544	1,455,546	555,017	647,965

Gross premiums earned	1,146,532	1,148,356	1,158,755	1,114,311	1,164,355	1,129,147
Ceded premiums expensed	(224,720)	(229,015)	(217,544)	(210,258)	(205,838)	(187,236)
Net premiums earned	921,812	919,341	941,211	904,053	958,517	941,911
Other insurance related income (loss)	(15,272)	1,158	3,486	7,676	(11,818)	2,668
Total underwriting revenues	906,540	920,499	944,697	911,729	946,699	944,579

UNDERWRITING EXPENSES
Net losses and loss expenses	523,331	560,387	580,153	512,328	524,625	551,360
Acquisition costs	180,564	182,744	183,263	171,542	187,349	175,299
Underwriting-related general and administrative expenses [a]	114,287	121,123	124,433	127,069	122,005	123,761
Total underwriting expenses	818,182	864,254	887,849	810,939	833,979	850,420

UNDERWRITING INCOME [b]	88,358	56,245	56,848	100,790	112,720	94,159

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	79,000	45,685	88,544	92,107	78,595	113,863
Net realized investment gains (losses)	(14,872)	(69,957)	(11,110)	(42,553)	10,779	19,558
Interest expense and financing costs	(12,851)	(12,918)	(12,939)	(12,257)	(17,783)	(15,625)
Total other operating revenues (expenses)	51,277	(37,190)	64,495	37,297	71,591	117,796

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	33,112	28,088	(22,108)	63,220	46,086	(14,484)
Termination fee received	—	280,000	—	—	—	—
Corporate expenses [a]	(26,084)	(23,604)	(24,049)	(36,172)	(43,145)	(20,422)
Reorganization and related expenses	—	(45,867)	—	—	—	—
Total other (expenses) revenues	7,028	238,617	(46,157)	27,048	2,941	(34,906)

INCOME BEFORE INCOME TAXES	146,663	257,672	75,186	165,135	187,252	177,049

Income tax (expense) benefit	(1,873)	(30)	(1,815)	690	(16,382)	4,497

NET INCOME	144,790	257,642	73,371	165,825	170,870	181,546

Amounts attributable from noncontrolling interests	—	—	—	—	2,815	—

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	144,790	257,642	73,371	165,825	173,685	181,546

Preferred share dividends	(10,003)	(10,022)	(10,022)	(10,022)	(10,022)	(10,022)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$134,787	$247,620	$63,349	$155,803	$163,663	$171,524

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	56.8%	61.0%	61.6%	56.7%	54.7%	58.5%
Acquisition cost ratio	19.6%	19.9%	19.5%	19.0%	19.5%	18.6%
General and administrative expense ratio [a]	15.2%	15.7%	15.8%	18.0%	17.3%	15.4%
Combined ratio	91.6%	96.6%	96.9%	93.7%	91.5%	92.5%

Weighted average basic shares outstanding	96,072	98,226	100,274	99,910	100,468	110,757
Weighted average diluted shares outstanding	97,148	99,124	101,160	101,139	102,038	112,702
Basic earnings per common share	$1.40	$2.52	$0.63	$1.56	$1.63	$1.55
Diluted earnings per common share	$1.39	$2.50	$0.63	$1.54	$1.60	$1.52
ROACE (annualized)	10.3%	18.8%	4.7%	11.8%	12.6%	13.3%
Operating ROACE (annualized)	9.2%	3.9%	7.0%	10.3%	9.3%	12.3%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income (loss) is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income (loss) before income taxes) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - YEAR

	Year ended December 31,
	2015	2014	2013
UNDERWRITING REVENUES
Gross premiums written	$4,603,730	$4,711,519	$4,697,041
Premiums ceded	(929,064)	(804,544)	(768,841)
Net premiums written	3,674,666	3,906,975	3,928,200

Gross premiums earned	4,567,953	4,652,345	4,459,269
Ceded premiums expensed	(881,536)	(781,346)	(752,204)
Net premiums earned	3,686,417	3,870,999	3,707,065
Other insurance related income (loss)	(2,953)	650	4,424
Total underwriting revenues	3,683,464	3,871,649	3,711,489

UNDERWRITING EXPENSES
Net losses and loss expenses	2,176,199	2,186,722	2,134,195
Acquisition costs	718,112	737,197	664,191
Underwriting-related general and administrative expenses [a]	486,911	486,201	485,134
Total underwriting expenses	3,381,222	3,410,120	3,283,520

UNDERWRITING INCOME	302,242	461,529	427,969

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	305,336	342,766	409,312
Net realized investment gains (losses)	(138,491)	132,108	75,564
Interest expense and financing costs	(50,963)	(74,695)	(61,979)
Total other operating revenues	115,882	400,179	422,897

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	102,312	104,439	(26,143)
Termination fee received	280,000	—	—
Corporate expenses [a]	(109,910)	(135,675)	(90,256)
Reorganization and related expenses	(45,867)	—	—
Total other (expenses) revenues	226,535	(31,236)	(116,399)

INCOME BEFORE INCOME TAXES	644,659	830,472	734,467

Income tax expense	(3,028)	(25,908)	(7,002)

NET INCOME	641,631	804,564	727,465

Amounts attributable from noncontrolling interests	—	6,181	—

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	641,631	810,745	727,465

Preferred share dividends	(40,069)	(40,088)	(40,474)
Loss on repurchase of preferred shares	—	—	(3,081)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$601,562	$770,657	$683,910

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	59.0%	56.5%	57.6%
Acquisition cost ratio	19.5%	19.0%	17.9%
General and administrative expense ratio [a]	16.2%	16.1%	15.5%
Combined ratio	94.7%	91.6%	91.0%

Weighted average basic shares outstanding	98,609	104,368	113,636
Weighted average diluted shares outstanding	99,629	105,713	115,328
Basic earnings per common share	$6.10	$7.38	$6.02
Diluted earnings per common share	$6.04	$7.29	$5.93
ROACE	11.5%	14.8%	13.1%
Operating ROACE	7.7%	10.8%	12.1%

[a]	Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended December 31, 2015			Year ended December 31, 2015
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$612,527	$187,275	$799,802	$2,583,081	$2,020,649	$4,603,730
Net premiums written	407,236	188,122	595,358	1,759,359	1,915,307	3,674,666

Gross premiums earned	652,349	494,183	1,146,532	2,586,774	1,981,179	4,567,953
Ceded premiums expensed	(198,498)	(26,222)	(224,720)	(788,583)	(92,953)	(881,536)
Net premiums earned	453,851	467,961	921,812	1,798,191	1,888,226	3,686,417
Other insurance related income (loss)	225	(15,497)	(15,272)	1,036	(3,989)	(2,953)
Total underwriting revenues	454,076	452,464	906,540	1,799,227	1,884,237	3,683,464

UNDERWRITING EXPENSES
Net losses and loss expenses	288,348	234,983	523,331	1,154,928	1,021,271	2,176,199
Acquisition costs	60,716	119,848	180,564	261,208	456,904	718,112
Underwriting-related general and administrative expenses	79,734	34,553	114,287	341,658	145,253	486,911
Total underwriting expenses	428,798	389,384	818,182	1,757,794	1,623,428	3,381,222

UNDERWRITING INCOME	$25,278	$63,080	$88,358	$41,433	$260,809	$302,242

KEY RATIOS
Current accident year loss ratio	64.0%	66.2%	65.2%	65.5%	65.7%	65.6%
Prior period reserve development	(0.5%)	(16.0%)	(8.4%)	(1.3%)	(11.6%)	(6.6%)
Net loss and loss expense ratio	63.5%	50.2%	56.8%	64.2%	54.1%	59.0%
Acquisition cost ratio	13.4%	25.6%	19.6%	14.5%	24.2%	19.5%
Underwriting-related general and administrative expense ratio	17.6%	7.4%	12.4%	19.1%	7.7%	13.2%
Corporate expense ratio			2.8%			3.0%
Combined ratio	94.5%	83.2%	91.6%	97.8%	86.0%	94.7%

AXIS Capital Holdings Limited
GROSS PREMIUM WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Year ended December 31,
	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013	2015	2014

INSURANCE SEGMENT
Property	$141,429	$139,488	$196,817	$129,624	$153,563	$144,321	$607,358	$644,516
Marine	26,071	38,817	85,483	91,586	26,236	23,148	241,956	238,320
Terrorism	7,972	11,192	6,610	7,935	10,194	10,264	33,709	37,705
Aviation	24,887	10,222	9,519	10,014	26,601	23,250	54,642	57,622
Credit and Political Risk	30,327	8,542	12,981	8,117	16,100	23,563	59,967	45,368
Professional Lines	251,641	196,218	251,730	150,422	267,950	269,524	850,011	862,784
Liability	83,941	104,666	112,870	82,667	92,608	84,447	384,145	368,450
Accident and Health	46,259	97,559	85,116	122,359	31,061	28,074	351,293	280,650
TOTAL INSURANCE SEGMENT	612,527	606,704	761,126	602,724	624,313	606,591	2,583,081	2,535,415

REINSURANCE SEGMENT
Catastrophe	8,135	56,693	95,653	131,216	13,101	15,537	291,697	372,925
Property	(2,649)	67,539	58,258	182,012	4,099	20,689	305,160	349,775
Professional Lines	71,794	45,509	94,152	65,024	69,236	166,377	276,479	293,263
Credit and Surety	11,662	23,390	16,210	191,357	6,104	10,372	242,620	258,865
Motor	1,839	21,359	14,196	297,690	5,152	(3,789)	335,084	291,293
Liability	86,457	111,361	57,730	89,772	34,769	15,118	345,319	365,466
Agriculture	(6,506)	(3,303)	72,709	69,729	(3,577)	(11,214)	132,629	166,047
Engineering	13,886	4,397	15,707	38,059	7,589	5,142	72,050	55,450
Other	2,657	2,934	2,672	11,349	1,254	1,134	19,611	23,020
TOTAL REINSURANCE SEGMENT	187,275	329,879	427,287	1,076,208	137,727	219,366	2,020,649	2,176,104

CONSOLIDATED TOTAL	$799,802	$936,583	$1,188,413	$1,678,932	$762,040	$825,957	$4,603,730	$4,711,519

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013
UNDERWRITING REVENUES
Gross premiums written	$612,527	$606,704	$761,126	$602,724	$624,313	$606,591
Net premiums written	407,236	381,118	534,263	436,740	418,150	427,647

Gross premiums earned	652,349	647,024	649,053	638,348	655,199	631,695
Ceded premiums expensed	(198,498)	(202,474)	(196,731)	(190,881)	(193,339)	(181,230)
Net premiums earned	453,851	444,550	452,322	447,467	461,860	450,465
Other insurance related income (loss)	225	542	269	—	(12)	681
Total underwriting revenues	454,076	445,092	452,591	447,467	461,848	451,146

UNDERWRITING EXPENSES
Net losses and loss expenses	288,348	283,272	297,534	285,773	272,787	285,634
Acquisition costs	60,716	69,118	66,920	64,455	71,444	65,266
General and administrative expenses	79,734	85,814	88,420	87,689	84,005	89,722
Total underwriting expenses	428,798	438,204	452,874	437,917	428,236	440,622

UNDERWRITING INCOME (LOSS)	$25,278	$6,888	$(283)	$9,550	$33,612	$10,524

KEY RATIOS
Current accident year loss ratio	64.0%	64.3%	69.2%	64.6%	61.2%	64.3%
Prior period reserve development	(0.5%)	(0.6%)	(3.4%)	(0.7%)	(2.1%)	(0.9%)
Net loss and loss expense ratio	63.5%	63.7%	65.8%	63.9%	59.1%	63.4%
Acquisition cost ratio	13.4%	15.5%	14.8%	14.4%	15.5%	14.5%
General and administrative expense ratio	17.6%	19.4%	19.5%	19.6%	18.1%	19.9%
Combined ratio	94.5%	98.6%	100.1%	97.9%	92.7%	97.8%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013
UNDERWRITING REVENUES
Gross premiums written	$187,275	$329,879	$427,287	$1,076,208	$137,727	$219,366
Net premiums written	188,122	296,099	412,281	1,018,806	136,867	220,318

Gross premiums earned	494,183	501,332	509,702	475,963	509,156	497,452
Ceded premiums expensed	(26,222)	(26,541)	(20,813)	(19,377)	(12,499)	(6,006)
Net premiums earned	467,961	474,791	488,889	456,586	496,657	491,446
Other insurance related income (loss)	(15,497)	616	3,217	7,676	(11,806)	1,987
Total underwriting revenues	452,464	475,407	492,106	464,262	484,851	493,433

UNDERWRITING EXPENSES
Net losses and loss expenses	234,983	277,115	282,619	226,555	251,838	265,726
Acquisition costs	119,848	113,626	116,343	107,087	115,905	110,033
General and administrative expenses	34,553	35,309	36,013	39,380	38,000	34,039
Total underwriting expenses	389,384	426,050	434,975	373,022	405,743	409,798

UNDERWRITING INCOME	$63,080	$49,357	$57,131	$91,240	$79,108	$83,635

KEY RATIOS
Current accident year loss ratio	66.2%	67.4%	67.9%	61.2%	62.0%	62.0%
Prior period reserve development	(16.0%)	(9.0%)	(10.1%)	(11.6%)	(11.3%)	(7.9%)
Net loss and loss expense ratio	50.2%	58.4%	57.8%	49.6%	50.7%	54.1%
Acquisition cost ratio	25.6%	23.9%	23.8%	23.5%	23.3%	22.4%
General and administrative expense ratio	7.4%	7.4%	7.4%	8.6%	7.7%	6.9%
Combined ratio	83.2%	89.7%	89.0%	81.7%	81.7%	83.4%

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY AND YEAR

							Year ended December 31,
	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013	2015	2014

Fixed maturities	$74,659	$75,980	$77,998	$66,088	$70,187	$74,732	$294,725	$296,663
Other investments	2,531	(27,421)	14,102	30,935	11,753	41,408	20,148	57,621
Equity securities	3,494	3,445	2,674	1,676	2,223	2,478	11,289	11,832
Mortgage loans	1,085	482	281	13	—	—	1,861	—
Cash and cash equivalents	4,802	993	1,678	1,099	2,409	3,423	8,572	11,536
Short-term investments	163	83	125	69	125	125	439	725

Gross investment income	86,734	53,562	96,858	99,880	86,697	122,166	337,034	378,377
Investment expense	(7,734)	(7,877)	(8,314)	(7,773)	(8,102)	(8,303)	(31,698)	(35,611)

Net investment income	$79,000	$45,685	$88,544	$92,107	$78,595	$113,863	$305,336	$342,766

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2013
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,719,749	$12,139,595	$12,005,736	$12,012,894	$12,129,273	$11,986,327
Equity securities, available for sale, at fair value	597,998	689,157	659,181	601,329	567,707	701,987
Mortgage loans, held for investment, at amortized cost	206,277	129,431	79,606	9,935	—	—
Other investments, at fair value	816,756	800,319	853,101	939,006	965,465	1,045,810
Short-term investments, at fair value and amortized cost	34,406	7,152	30,618	38,373	107,534	46,212
Total investments	13,375,186	13,765,654	13,628,242	13,601,537	13,769,979	13,780,336
Cash and cash equivalents	1,174,751	1,180,473	1,180,059	1,183,782	1,209,695	987,876
Accrued interest receivable	73,729	75,375	78,409	79,706	83,070	97,132
Insurance and reinsurance premium balances receivable	1,967,535	2,169,581	2,394,037	2,255,036	1,808,620	1,688,957
Reinsurance recoverable on paid and unpaid losses	2,096,104	2,036,099	2,063,087	1,952,371	1,926,145	1,929,988
Deferred acquisition costs	471,782	544,178	594,863	616,785	466,987	456,122
Prepaid reinsurance premiums	396,201	416,451	387,639	357,042	351,441	330,261
Receivable for investments sold	26,478	7,220	1,304	13,432	169	1,199
Goodwill and intangible assets	86,858	87,329	101,053	88,508	88,960	89,528
Other assets	313,267	274,981	276,182	268,350	250,670	273,385
TOTAL ASSETS	$19,981,891	$20,557,341	$20,704,875	$20,416,549	$19,955,736	$19,634,784

LIABILITIES
Reserve for losses and loss expenses	$9,646,285	$9,703,583	$9,693,440	$9,443,222	$9,596,797	$9,582,140
Unearned premiums	2,760,889	3,107,348	3,324,578	3,287,920	2,735,376	2,683,849
Insurance and reinsurance balances payable	356,417	301,830	296,794	300,029	249,186	234,412
Senior notes	991,825	991,562	991,302	991,045	990,790	995,855
Payable for investments purchased	9,356	303,916	213,142	196,526	188,176	21,744
Other liabilities	350,237	322,736	237,061	220,644	315,471	248,822
TOTAL LIABILITIES	14,115,009	14,730,975	14,756,317	14,439,386	14,075,796	13,766,822

SHAREHOLDERS’ EQUITY
Preferred shares	627,843	627,843	627,843	627,843	627,843	627,843
Common shares	2,202	2,202	2,201	2,200	2,191	2,174
Additional paid-in capital	2,241,388	2,230,278	2,285,772	2,287,065	2,285,016	2,240,125
Accumulated other comprehensive income	(188,465)	(117,593)	(78,067)	(17,070)	(45,574)	117,825
Retained earnings	6,194,353	6,093,897	5,875,147	5,842,239	5,715,504	5,062,706
Treasury shares, at cost	(3,010,439)	(3,010,261)	(2,764,338)	(2,765,114)	(2,763,859)	(2,232,711)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	5,866,882	5,826,366	5,948,558	5,977,163	5,821,121	5,817,962
Noncontrolling interests	—	—	—	—	58,819	50,000
TOTAL SHAREHOLDERS' EQUITY	5,866,882	5,826,366	5,948,558	5,977,163	5,879,940	5,867,962

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,981,891	$20,557,341	$20,704,875	$20,416,549	$19,955,736	$19,634,784

Basic common shares outstanding	96,066	96,049	100,284	100,219	99,426	109,485
Diluted common shares outstanding	96,883	98,213	102,690	102,924	102,577	113,325
Book value per common share [a]	$55.32	$54.91	$53.06	$53.38	$52.23	$47.40
Diluted book value per common share [a]	54.08	53.68	51.81	51.97	50.63	45.80
Diluted tangible book value per common share [a]	$53.18	$52.78	$50.83	$51.11	$49.76	$45.01
Debt to total capital [b]	14.5%	14.5%	14.3%	14.2%	14.5%	14.6%
Debt and preferred equity to total capital	23.6%	23.8%	23.3%	23.2%	23.8%	23.8%

[a]
Calculations at December 31, 2015 and September 30, 2015 include 1,358,380 and 1,372,048, respectively, of additional shares to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The amount of shares at December 31, 2015 is based on the actual amount of shares delivered to the Company following the early termination of the ASR agreement on January 15, 2016. The amount of shares at September 30, 2015 was estimated based on the volume-weighted average price ("VWAP") for the period from August 18, 2015 to September 30, 2015, less a discount. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

[b]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At December 31, 2015

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,673,617	$1,545	$(23,213)	$1,651,949	11%
Non-U.S. government	809,025	2,312	(72,332)	739,005	5%
Corporate debt	4,442,315	16,740	(96,286)	4,362,769	30%
Agency RMBS	2,236,138	22,773	(9,675)	2,249,236	15%
CMBS	1,088,595	3,885	(9,182)	1,083,298	7%
Non-Agency RMBS	99,989	1,992	(973)	101,008	1%
ABS	1,387,919	952	(17,601)	1,371,270	9%
Municipals	160,041	2,319	(1,146)	161,214	1%
Total fixed maturities	11,897,639	52,518	(230,408)	11,719,749	79%

Equity securities, available for sale
Exchange traded funds	447,524	31,211	(4,762)	473,973	3%
Non-U.S. bond mutual funds	128,252	—	(4,227)	124,025	1%
Total equity securities	575,776	31,211	(8,989)	597,998	4%

Total available for sale investments	$12,473,415	$83,729	$(239,397)	12,317,747	83%

Mortgage loans, held for investment				206,277	1%

Other investments (see below)				816,756	6%

Short-term investments				34,406	—%

Total investments				13,375,186	90%

Cash and cash equivalents [a]				1,174,751	9%

Accrued interest receivable				73,729	1%

Net receivable/(payable) for investments sold (purchased)				17,122	—%

Total cash and invested assets				$14,640,788	100%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$154,348	19%
Multi-strategy funds				355,073	43%
Event-driven funds				147,287	18%
Leveraged bank loan funds				65	—%
Direct lending funds				90,120	11%
Real estate funds				4,929	1%
Collateralized loan obligations - equity tranches				64,934	8%
Total				$816,756	100%

[a]	Includes $187 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q4 2015		Q3 2015	Q2 2015	Q1 2015	Q4 2014		Q4 2013
	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	11.3%		12.7%	11.5%	10.1%	10.9%		9.4%
Non-U.S. government	5.0%		5.2%	6.1%	5.9%	6.9%		7.9%
Corporate debt	29.8%		30.5%	30.0%	30.7%	29.3%		24.3%
MBS:
Agency RMBS	15.4%		15.0%	14.5%	14.9%	15.3%		16.5%
CMBS	7.4%		7.3%	7.5%	7.7%	7.4%		5.4%
Non-agency RMBS	0.7%		0.7%	0.7%	0.5%	0.5%		0.5%
ABS	9.4%		9.8%	9.7%	10.1%	9.8%		6.4%
Municipals	1.1%		1.2%	1.7%	1.4%	1.4%		10.4%

Total Fixed Maturities	80.1%		82.4%	81.7%	81.3%	81.5%		80.8%
Equity securities	4.1%		4.7%	4.5%	4.1%	4.0%		4.8%
Mortgage loans	1.4%		0.9%	0.5%	0.1%	—%		—%
Other investments	5.6%		5.4%	5.8%	6.3%	6.5%		7.0%
Short-term investments	0.2%		0.1%	0.4%	0.3%	0.6%		0.1%

Total investments	91.4%		93.5%	92.9%	92.1%	92.6%		92.7%
Cash and cash equivalents	8.0%		8.0%	8.0%	8.6%	8.1%		6.7%
Accrued interest receivable	0.5%		0.5%	0.5%	0.5%	0.6%		0.7%
Net receivable/(payable) for investments sold or purchased	0.1%		(2.0%)	(1.4%)	(1.2%)	(1.3%)		(0.1%)
Total Cash and Invested Assets	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
U.S. government and agency	14.1%		15.4%	14.0%	12.4%	13.4%		11.6%
AAA	36.4%		35.0%	35.8%	36.9%	38.9%		34.7%
AA	10.9%		10.9%	10.5%	10.6%	8.5%		15.0%
A	17.6%		18.7%	18.4%	18.5%	18.2%		18.5%
BBB	12.3%		11.6%	12.3%	12.6%	12.5%		12.3%
Below BBB	8.7%		8.4%	9.0%	9.0%	8.5%		7.9%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %		Fair Value %	Fair Value %	Fair Value %	Fair Value %		Fair Value %
Within one year	2.5%		3.5%	4.5%	4.2%	3.5%		5.9%
From one to five years	35.3%		36.5%	36.4%	36.2%	40.3%		42.7%
From five to ten years	18.6%		17.7%	16.7%	16.8%	14.0%		14.9%
Above ten years	2.6%		2.5%	2.7%	2.0%	1.7%		0.8%
Asset-backed and mortgage-backed securities	41.0%		39.8%	39.7%	40.8%	40.5%		35.7%
Total	100.0%		100.0%	100.0%	100.0%	100.0%		100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%		2.5%	2.5%	2.5%	2.5%		2.5%
Yield to maturity of fixed maturities	2.9%		2.5%	2.5%	2.2%	2.4%		2.3%
Average duration of fixed maturities (inclusive of duration hedges)	3.3	yrs	3.1 yrs	3.2 yrs	3.0 yrs	2.9	yrs	3.2 yrs
Average credit quality	AA-		AA-	AA-	AA-	AA-		AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At December 31, 2015

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$4,711		$17,502	$38,239	$—	$55,741	$—	$545	$—	$60,997	$—		$60,997
Germany	—		2,459	23,838	18,092	44,389	—	8,888	—	53,277	—		53,277
France	—		2,371	39,732	—	42,103	—	—	—	42,103	—		42,103
Luxembourg	—		—	28,730	—	28,730	—	—	—	28,730	—		28,730
Ireland	—		8,353	12,619	—	20,972	—	—	4,181	25,153	—		25,153
Supranational [a]	16,085		—	—	—	—	—	—	—	16,085	—		16,085
Italy	—		2,809	11,637	—	14,446	—	—	—	14,446	—		14,446
Belgium	—		—	11,543	—	11,543	—	—	—	11,543	—		11,543
Spain	—		—	3,072	—	3,072	—	—	—	3,072	—		3,072
Austria	—		—	1,663	—	1,663	—	—	—	1,663	—		1,663
Other [b]	—		—	—	—	—	—	—	—	—	21,242		21,242
Total eurozone	20,796		33,494	171,073	18,092	222,659	—	9,433	4,181	257,069	21,242		278,311
Other concentrations:
United Kingdom	211,020		37,390	155,186	553	193,129	—	17,878	—	422,027	6,360		428,387
Canada	93,501		103,638	68,429	55,607	227,674	—	—	—	321,175	—		321,175
Australia	186,293		65,463	20,590	—	86,053	—	—	737	273,083	—		273,083
Japan	—		52,724	8,399	—	61,123	—	—	—	61,123	8,048		69,171
Mexico	52,125		—	3,869	—	3,869	—	—	—	55,994	—		55,994
Other	175,270		5,827	66,718	—	72,545	—	—	—	247,815	26,174	[c]	273,989
Total other concentrations	718,209		265,042	323,191	56,160	644,393	—	17,878	737	1,381,217	40,582		1,421,799

Total Non-U.S. concentrations	739,005		298,536	494,264	74,252	867,052	—	27,311	4,918	1,638,286	61,824		1,700,110

United States	1,632,355	[d]	1,524,253	1,971,464	—	3,495,717	2,249,236	1,156,995	1,366,352	9,900,655	536,174	[e]	10,436,829
United States agencies	19,594		—	—	—	—	—	—	—	19,594	—		19,594
United States local governments	161,214		—	—	—	—	—	—	—	161,214	—		161,214
Total U.S. concentrations	1,813,163		1,524,253	1,971,464	—	3,495,717	2,249,236	1,156,995	1,366,352	10,081,463	536,174		10,617,637

Totals	$2,552,168		$1,822,789	$2,465,728	$74,252	$4,362,769	$2,249,236	$1,184,306	$1,371,270	$11,719,749	$597,998		$12,317,747

[a]	Represents holdings of the European Investment Bank.

[b]
Represents holdings in one non-U.S. bond mutual fund with underlying exposure to primarily sovereign and corporate debt and one exchange-traded fund ("ETF"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents exchange-traded funds (“ETF’s”) designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETF’s designed to track the S&P 500, closed end funds with the United States as the primary country of risk and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At December 31, 2015

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$1,087,833	24.9%	7.4%
Foreign banking [a]	233,928	5.4%	1.6%
Corporate/commercial finance	215,697	4.9%	1.5%
Insurance	127,235	2.9%	0.9%
Investment brokerage	22,527	0.5%	0.2%
Total financial institutions	1,687,220	38.6%	11.6%
Consumer non-cyclicals	368,421	8.4%	2.5%
Consumer cyclicals	310,517	7.1%	2.1%
Communications	244,896	5.6%	1.7%
Industrials	181,239	4.2%	1.2%
Technology	165,747	3.8%	1.1%
Energy	161,317	3.7%	1.1%
Utilities	105,507	2.4%	0.7%
Transportation	77,771	1.8%	0.5%
Non-U.S. government guaranteed [b]	74,251	1.7%	0.5%
Total investment grade	3,376,886	77.3%	23.0%

Total non-investment grade	985,883	22.7%	6.8%

Total corporate debt	$4,362,769	100.0%	29.8%

[a]	Located in Canada, Australia, Japan, United Kingdom, Chile and France.

[b]	Includes $18 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At December 31, 2015

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
JP MORGAN CHASE & CO	$133,588	$636	$134,224	1.1%
GOLDMAN SACHS GROUP INC	133,692	(490)	133,202	1.1%
MORGAN STANLEY	104,147	604	104,751	0.9%
AMERICAN EXPRESS COMPANY	93,067	(288)	92,779	0.8%
WELLS FARGO & COMPANY	93,141	(634)	92,507	0.8%
PNC FINANCIAL SERVICES GROUP INC	90,749	(346)	90,403	0.8%
BANK OF AMERICA CORP	80,886	(861)	80,025	0.7%
FORD MOTOR COMPANY	73,114	(2,026)	71,088	0.6%
BANK OF NEW YORK MELLON CORP	65,521	(107)	65,414	0.6%
VERIZON COMMUNICATIONS INC	60,111	(794)	59,317	0.5%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At December 31, 2015

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,249,236	$17,925	$4,596	$34,218	$19,099	$25,170	$2,350,244
Commercial MBS	—	682,456	203,790	161,536	35,242	274	1,083,298
ABS	—	942,105	338,554	69,843	18,143	2,625	1,371,270

Total mortgage-backed and asset-backed securities	$2,249,236	$1,642,486	$546,940	$265,597	$72,484	$28,069	$4,804,812

Percentage of total	46.8%	34.2%	11.4%	5.5%	1.5%	0.6%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$40,633	$28,812	$38,639	$23,788	$29,280	$29,897
Reinsurance	24,162	—	2,389	7,944	6,584	(21)
Total	$64,795	$28,812	$41,028	$31,732	$35,864	$29,876

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$664,592	$660,861	$668,053	$576,718	$584,378	$587,727
Reinsurance	11,654	8,039	9,143	936	985	—
Total	$676,246	$668,900	$677,196	$577,654	$585,363	$587,727

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,349,242	$1,323,350	$1,327,163	$1,326,362	$1,320,518	$1,321,597
Reinsurance	24,063	32,457	34,889	33,509	2,023	9,280
Total	$1,373,305	$1,355,807	$1,362,052	$1,359,871	$1,322,541	$1,330,877

Provision against reinsurance recoverables:
Insurance	$(18,242)	$(17,420)	$(17,189)	$(16,886)	$(17,623)	$(18,492)
Reinsurance	—	—	—	—	—	—
Total	$(18,242)	$(17,420)	$(17,189)	$(16,886)	$(17,623)	$(18,492)

Net reinsurance recoverables:
Insurance	$2,036,225	$1,995,603	$2,016,666	$1,909,982	$1,916,553	$1,920,729
Reinsurance	59,879	40,496	46,421	42,389	9,592	9,259
Total	$2,096,104	$2,036,099	$2,063,087	$1,952,371	$1,926,145	$1,929,988

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At December 31, 2015

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,525,666	$(18,610)	$1,507,056	77.0%	25.7%	$(14,143)	0.9%	$1,511,523
Other reinsurers balances > $20 million	295,199	(63,041)	232,158	11.9%	4.0%	(1,612)	0.5%	293,587
Other reinsurers balances < $20 million	293,481	(75,333)	218,148	11.1%	3.7%	(2,487)	0.8%	290,994
Total	$2,114,346	$(156,984)	$1,957,362	100.0%	33.4%	$(18,242)	0.9%	$2,096,104
At December 31, 2015, 96.2% (December 31, 2014: 98.5%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Lloyds of London	12.1%	4.0%
Transatlantic Reinsurance Company	12.0%	4.0%
Swiss Reinsurance America Corporation	11.8%	3.9%
Partner Reinsurance Company of the US	10.6%	3.5%
Berkley Insurance Company	7.5%	2.5%
Hannover Rueckversicherungs Aktiengesellscheft	5.3%	1.8%
Everest Reinsurance Company	5.1%	1.7%
Ace Property and Casualty Insurance	4.9%	1.6%
XL Reinsurance America	4.0%	1.4%
Liberty Mutual Insurance Company	3.7%	1.3%
	77.0%	25.7%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended December 31, 2015			Year ended December 31, 2015
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,703,583	$(2,007,287)	$7,696,296	$9,596,797	$(1,890,280)	$7,706,517
Incurred	676,516	(153,185)	523,331	2,752,860	(576,661)	2,176,199
Paid	(702,205)	129,212	(572,993)	(2,504,762)	452,040	(2,052,722)
Foreign exchange and other	(31,609)	(49)	(31,658)	(198,610)	(16,408)	(215,018)

End of period [a]	$9,646,285	$(2,031,309)	$7,614,976	$9,646,285	$(2,031,309)	$7,614,976

[a]
At December 31, 2015, the gross reserve for losses and loss expenses included IBNR of $6,393 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2014, the comparable amount was $6,311 million, or 66%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended December 31, 2015			Year ended December 31, 2015
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$378,309	$323,896	$702,205	$1,406,927	$1,097,835	$2,504,762
Reinsurance recoveries	(112,628)	(16,584)	(129,212)	(415,332)	(36,708)	(452,040)

Net losses paid	265,681	307,312	572,993	991,595	1,061,127	2,052,722

Change in:
Reported case reserves	(19,093)	3,578	(15,515)	87,114	(7,457)	79,657
IBNR	70,623	(80,796)	(10,173)	203,379	(34,939)	168,440
Reinsurance recoveries on unpaid loss and loss expense reserves	(28,863)	4,889	(23,974)	(127,160)	2,540	(124,620)

Total net incurred losses and loss expenses	$288,348	$234,983	$523,331	$1,154,928	$1,021,271	$2,176,199

Gross reserve for losses and loss expenses	$5,291,218	$4,355,067	$9,646,285	$5,291,218	$4,355,067	$9,646,285

Net favorable prior year reserve development	$2,222	$75,022	$77,244	$23,447	$219,601	$243,048

Key Ratios

Net paid to net incurred percentage	92.1%	130.8%	109.5%	85.9%	103.9%	94.3%

Net paid losses / Net premiums earned	58.5%	65.7%	62.2%	55.1%	56.2%	55.7%
Change in net loss and loss expense reserves / Net premiums earned	5.0%	(15.5%)	(5.4%)	9.1%	(2.1%)	3.3%
Net loss and loss expense ratio	63.5%	50.2%	56.8%	64.2%	54.1%	59.0%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013

Gross losses paid	$378,309	$388,142	$365,887	$274,589	$400,408	$342,952
Reinsurance recoveries	(112,628)	(121,560)	(112,071)	(69,075)	(120,151)	(98,263)

Net losses paid	265,681	266,582	253,816	205,514	280,257	244,689

Change in:
Reported case reserves	(19,093)	(29,415)	110,735	24,888	(57,519)	(30,643)
IBNR	70,623	46,941	17,744	68,071	39,704	87,794
Reinsurance recoveries on unpaid loss and loss expense reserves	(28,863)	(836)	(84,761)	(12,700)	10,345	(16,206)

Total net incurred losses and loss expenses	$288,348	$283,272	$297,534	$285,773	$272,787	$285,634

Gross reserve for losses and loss expenses	$5,291,218	$5,243,445	$5,262,956	$5,112,243	$5,063,147	$4,873,184

Net favorable prior year reserve development	$2,222	$2,444	$15,421	$3,361	$9,676	$4,000

Key Ratios

Net paid to net incurred percentage	92.1%	94.1%	85.3%	71.9%	102.7%	85.7%

Net paid losses/Net premiums earned	58.5%	60.0%	56.1%	45.9%	60.7%	54.3%
Change in net loss and loss expense reserves / Net premiums earned	5.0%	3.7%	9.7%	18.0%	(1.6%)	9.1%
Net loss and loss expense ratio	63.5%	63.7%	65.8%	63.9%	59.1%	63.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013

Gross losses paid	$323,896	$212,859	$256,376	$304,704	$289,236	$249,816
Reinsurance recoveries	(16,584)	(1,664)	(5,798)	(12,661)	(5,213)	(6)

Net losses paid	307,312	211,195	250,578	292,043	284,023	249,810

Change in:
Reported case reserves	3,578	22,545	(10,675)	(22,906)	566	64,636
IBNR	(80,796)	40,444	52,179	(46,764)	(35,469)	(46,422)
Reinsurance recoveries on unpaid loss and loss expense reserves	4,889	2,931	(9,463)	4,182	2,718	(2,298)

Total net incurred losses and loss expenses	$234,983	$277,115	$282,619	$226,555	$251,838	$265,726

Gross reserve for losses and loss expenses	$4,355,067	$4,460,138	$4,430,484	$4,330,979	$4,533,650	$4,708,956

Net prior year favorable reserve development	$75,022	$42,681	$49,192	$52,705	$55,883	$38,788

Key Ratios

Net paid to net incurred percentage	130.8%	76.2%	88.7%	128.9%	112.8%	94.0%

Net paid losses / Net premiums earned	65.7%	44.5%	51.3%	64.0%	57.2%	50.8%
Change in net loss and loss expense reserves / Net premiums earned	(15.5%)	13.9%	6.5%	(14.3%)	(6.5%)	3.3%
Net loss and loss expense ratio	50.2%	58.4%	57.8%	50.8%	50.7%	54.1%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF JANUARY 1, 2016

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$511	$729	$907
Northeast	U.S. Hurricane	40	137	299
Mid-Atlantic	U.S. Hurricane	104	305	668
Gulf of Mexico	U.S. Hurricane	308	442	614
California	Earthquake	342	532	698
Europe	Windstorm	153	210	284
Japan	Earthquake	123	228	308
Japan	Windstorm	42	71	102
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at January 1, 2016. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.7 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.7 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.7 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014

Net income available to common shareholders	$134,787	$163,663	$601,562	$770,657

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	96,072	100,468	98,609	104,368
Dilutive share equivalents:
Stock compensation plans	1,076	1,570	1,020	1,345
Weighted average shares outstanding - diluted	97,148	102,038	99,629	105,713

EARNINGS PER COMMON SHARE
Basic	$1.40	$1.63	$6.10	$7.38
Diluted	$1.39	$1.60	$6.04	$7.29

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARE ROLLFOWARD - QUARTERLY

	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014	Q4 2013

Net income available to common shareholders	$134,787	$247,620	$63,349	$155,803	$163,663	$171,524

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	96,049	100,284	100,219	99,426	100,827	111,651
Shares issued, including those sourced from treasury	25	22	125	1,083	88	162
Shares repurchased for treasury	(8)	(4,257)	(60)	(290)	(1,489)	(2,328)
Common shares - at end of period	96,066	96,049	100,284	100,219	99,426	109,485

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	96,072	98,226	100,274	99,910	100,468	110,757
Dilutive share equivalents:
Stock compensation plans	1,076	898	886	1,229	1,570	1,945
Weighted average shares outstanding - diluted	97,148	99,124	101,160	101,139	102,038	112,702

EARNINGS PER SHARE
Basic	$1.40	$2.52	$0.63	$1.56	$1.63	$1.55
Diluted	$1.39	$2.50	$0.63	$1.54	$1.60	$1.52

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At December 31, 2015

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$56.22

Book value per common share excluding the impact of additional shares settled under the accelerated share repurchase program ("ASR")		$5,239,039	96,066	$54.54

Additional shares settled under the ASR program [b]			(1,358)	0.78

Book value per common share			94,708	$55.32

Dilutive securities: [c]
Restricted stocks			307	(0.18)
Restricted and phantom stock units			1,868	(1.06)
Diluted book value per common share		$5,239,039	96,883	$54.08

	At December 31, 2014

	Weighted Average Strike Price	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price				$51.09

Book value per common share		$5,193,278	99,426	$52.23

Dilutive securities: [c]
Restricted stocks			1,295	(0.67)
Options	$28.02		9	—
Restricted and phantom stock units			1,846	(0.93)
Diluted book value per common share		$5,193,278	102,577	$50.63

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding.

[b]
On August 17, 2015, the Company entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase an aggregate of $300 million of the Company’s ordinary shares. On August 20, 2015, under the terms of this agreement the Company initially acquired 4,149,378 ordinary shares. The ASR agreement was early terminated by Goldman Sachs on January 15, 2016 with 1,358,380 of additional common shares delivered to the Company.

[c] Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
OPERATING INCOME [a]

OPERATING INCOME
	Quarter ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Net income available to common shareholders	$134,787	$163,663	$601,562	$770,657
Adjustment for:
Net realized investment (gains) losses	14,872	(10,779)	138,491	(132,108)
Associated tax impact	1,005	11,959	(3,171)	25,912
Foreign exchange gains	(33,112)	(46,086)	(102,312)	(104,439)
Associated tax impact	2,277	1,535	3,021	2,853
Termination fee received	—	—	(280,000)	—
Associated tax impact	—	—	—	—
Reorganization and related expenses	—	—	45,867	—
Associated tax impact	—	—	(2,943)	—
Operating income	$119,829	$120,292	$400,515	$562,875

Net earnings per share - diluted	$1.39	$1.60	$6.04	$7.29
Adjustment for:
Net realized investment (gains) losses	0.15	(0.11)	1.39	(1.25)
Associated tax impact	0.01	0.12	(0.03)	0.25
Foreign exchange gains	(0.34)	(0.45)	(1.03)	(1.00)
Associated tax impact	0.02	0.02	0.03	0.03
Termination fee received	—	—	(2.81)	—
Associated tax impact	—	—	—	—
Reorganization and related expenses	—	—	0.46	—
Associated tax impact	—	—	(0.03)	—
Operating income per share - diluted	$1.23	$1.18	$4.02	$5.32

Weighted average common shares and common share equivalents - diluted	97,148	102,038	99,629	105,713

Average common shareholders' equity	5,218,781	5,191,962	5,216,159	5,191,699

Annualized return on average common equity	10.3%	12.6%	11.5%	14.8%

Annualized operating return on average common equity	9.2%	9.3%	7.7%	10.8%

[a]	Operating income is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2015	2015	2015	2015	2014	2013
Common shareholders' equity	$5,239,039	$5,198,523	$5,320,715	$5,349,320	$5,193,278	$5,190,119
Less: goodwill and intangible assets	(86,858)	(87,329)	(101,053)	(88,508)	(88,960)	(89,528)
Tangible common shareholders' equity	$5,152,181	$5,111,194	$5,219,662	$5,260,812	$5,104,318	$5,100,591

Outstanding diluted common shares net of treasury shares	98,241	98,213	102,690	102,924	102,577	113,325

Diluted book value per common share [c]	$54.08	$53.68	$51.81	$51.97	$50.63	$45.80

Diluted tangible book value per common share [c]	$53.18	$52.78	$50.83	$51.11	$49.76	$45.01

[a]
Diluted tangible book value per common share is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of diluted tangible book value per common share to diluted book value per common share is presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[c]
Calculations at December 31, 2015 and September 30, 2015 include 1,358,380 and 1,372,048, respectively, of additional shares to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The amount of shares at December 31, 2015 is based on the actual amount of shares delivered to the Company following the early termination of the ASR agreement on January 15, 2016. The amount of shares at September 30, 2015 was estimated based on the volume-weighted average price ("VWAP") for the period from August 18, 2015 to September 30, 2015, less a discount. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present operating income, consolidated underwriting income, underwriting-related general and administrative expenses and diluted tangible book value per common share, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income, diluted operating earnings per share and operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Operating Income" section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year ' sections of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' and 'Consolidated Statements of Income - Year' sections of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Diluted Tangible Book Value per Common Share' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses") and diluted tangible book value per common share.

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

The termination fee received represents the break-up fee paid by PartnerRe Ltd. following the cancellation of the amalgamation agreement with AXIS Capital and is not indicative of future revenues of the Company.

Reorganization and related expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

The termination fee received represents the break-up fee received on the cancellation of the amalgamation agreement between PartnerRe Ltd. and AXIS Capital and should be excluded from consolidated underwriting income since it is not related to underwriting operations.

Reorganization and related expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.